Exhibit D
Joint Filing Statement
     We, the undersigned, hereby express our agreement that the attached Schedule 13D is, and any further amendments thereto signed by each of the undersigned shall be, filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934. This agreement may be terminated with respect to the obligations to jointly file future amendments to such statement on Schedule 13D as to any of the undersigned upon such person giving written notice thereof to each of the other persons signatory hereto, at the principal office thereof.
Dated: May 23, 2008

ANADARKO PETROLEUM CORPORATION

By:	/s/ Robert K. Reeves
Name:	Robert K. Reeves
Title:	Senior Vice President, General Counsel and Chief Administrative Officer

WESTERN GAS RESOURCES, INC.

By:	/s/ Robert G. Gwin

Name:	Robert G. Gwin
Title:	Vice President

WGR HOLDINGS, LLC

By:	/s/ Robert G. Gwin

Name:	Robert G. Gwin
Title:	President and Chief Executive Officer

WESTERN GAS HOLDINGS, LLC

By:	/s/ Robert G. Gwin

Name:	Robert G. Gwin
Title:	President and Chief Executive Officer